Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report on Form 10‑K of SkyWest, Inc. (the “Company”) for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “Report”), I, Robert J. Simmons, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that, to the best of my knowledge:

(1)The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Obert Chief Accounting Officer February 18, 2015
/s/ ROBERT J. SIMMONS Robert J. Simmons Chief Financial Officer February 26, 2018

This certification accompanies the Report pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes‑Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.